CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. THE OMISSIONS HAVE BEEN INDICATED BY “( ).”

Strictly Private & Confidential

Mr R Bahns

Manchester Technology Center

Hexagon Tower

Blackley

Manchester

M9 8GQ

25 May 2021

Dear Mr Bahns

Contract Variation relating to the Framework Agreement dated 23 February 2021 between CPI Innovation Services Limited (“CPIIS”) and SmartKem Limited (“SmartKem”) (the “Agreement”)

This letter is to confirm our recent discussions regarding the Agreement. CPIIS and SmartKem agree to a three year commitment, to uplift the Annual Minimum Spend to ( ) and include a clause to pro rata said uplift in the event of a delay to the installation or commissioning of CPIIS’ new Tool (as defined below).

By their signatures to this letter, CPIIS and SmartKem agree that the clauses below shall be amended as follows:

Clause No.	Original	Amended
Preamble	SMARTKEM LIMITED (company number 06652152) whose registered office is at Optic Technium Ffordd William Morgan, St Asaph Business Park, St Asaph, Clywd LL17 0JD (the Customer).	SMARTKEM LIMITED (company number 06652152) whose registered office is Manchester Technology Center, Hexagon Tower, Blackley, Manchester M9 8GQ (the Customer).
1

Annual Minimum Spend means the Customer’s obligation to spend under this Agreement on Services with CPIIS: during the first Year of the Term, a minimum of ( ); during the second Year of the Term, a minimum of ( ); and during the third Year of the Term, a minimum of ( ) ; in each case before the relevant Annual Take or Pay Date under Clause 4.2, and as adjusted under Clause 4.3;

Annual Minimum Spend means the Customer’s obligation to spend under this Agreement on Services with CPIIS: during the first Year of the Term, a minimum of ( ); during the second Year of the Term, a minimum of ( ) ; and during the third Year of the Term, a minimum of ( ); in each case before the relevant Annual Take or Pay Date under Clause 4.2, and as adjusted under Clause 4.3;

1

Annual Take or Pay Date means in respect of the first Year of the Minimum Term, 19 February 2022; in respect of the second Year of the Minimum Term, 19 February 2023; in respect of the optional third Year

Minimum Term, 19 February 2023; and in respect of the third Year, 19 February 2024;

of the Maximum Term, 19 February 2024;
1	Term means a minimum period of 2 Years from the Commencement Date (“Minimum Term”) and a maximum period of 3 Years from the Commencement date (“Maximum Term”) together the Term;	Term means 3 Years from the Commencement date;
Schedule 5: Operations and Project Management Incorporating Service Level Agreement Service Level Agreement (page 18)
Additional bullet under Critical Tool Table: ( )

Defined terms in this letter have the meanings given to them in the Agreement.

Please sign this letter where applicable below to acknowledge receipt and confirm your agreement to the variations above.

Yours sincerely

( )

Director of Electronics

For and on behalf of

CPI Innovation Services Limited

Signed for and on behalf of SmartKem Limited

Name: Robert Bahns

Signature: /s/ R Bahns

Date: 26-May-21